Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated March 27, 2024 on the consolidated statements of financial position of Korth Direct Mortgage, Inc. as of December 31, 2023 and 2022, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022, included herein on the annual report of Korth Direct Mortgage, Inc. on Form 10-K.

/s/ Berkowitz Pollack Brant, Advisors + CPAs

West Palm Beach, FL

March 27, 2024